Exhibit 99.1

Integrated Rail & Resources Executes a 7-Year Supply and Offtake Agreement with Shell for Crude Oil Processing Facility

WINTER PARK, FL. and SALT LAKE CITY, UT, May 09, 2025 — Integrated Rail & Resources Acquisition Corp. (OTC: IRRX) (“IRRX”) and Shell Trading (US) Company (“Shell”) have entered into a 7-year supply and offtake agreement under which STUSCO will supply crude oil feedstock to, and purchase certain refined products from, a facility to be acquired by IRRX.

Once completed, the facility will initially have the capacity to process 15,000 barrels of crude oil per day, producing LPG, Naphtha, Diesel, and Gas Oil. The facility has the potential to be expanded to process up to 50,000 barrels per day and under the terms of the agreement, STUSCO will have the option to utilize this additional capacity. The agreement will become fully effective following IRRX’s acquisition of the facility and the completion of necessary conversion and refurbishment efforts. Operations are targeted to commence by December 31, 2026.

“We are thrilled to have entered into an agreement with Shell,” said Mark Michel, CEO and Chairman of the Board of IRRX. “We feel we have crafted a compelling framework for everyone’s benefit that will be delivered by our incredibly accomplished team who will refurbish and restart the refinery.”

“We’re proud to announce this agreement with a world-class organization. In doing so we not only establish our business and enhance our ability to refine and market high demand products, but it also represents a significant step forward in our efforts to develop solutions that create value by supporting the Uinta Basin in reaching its full potential,” Brian Feldott, Director at IRRX.

About Tar Sands Holding II, LLC

Tar Sands Holding II, LLC (“TSHII”) is a privately held company established by Utah-based Endeavor Capital Group in 2013. As a cornerstone to TSHII’s asset base, it controls key real estate and natural resource development rights in the Uinta Basin in Utah including permits for the processing and refining of certain natural resources. TSHII has maintained but not operated these assets.

About Integrated Rail & Resources Acquisition Corp

IRRX is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. While IRRX may pursue an initial business combination target in any business or industry, it intends to focus its search on natural resources, railroads and/or railroad logistics companies, or any combinations thereof. IRRX is sponsored by DHIP Natural Resources Investments, LLC.

Advisors

Winston & Strawn LLP is serving as legal counsel to IRRX. Holland & Hart is serving as legal counsel to TSHII.

Forward-Looking Statements

This press release includes certain statements that may be considered forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include, without limitation, statements about future events or IRRX’s or TSHII’s future financial or operating performance. For example, statements regarding TSHII’s anticipated growth and the anticipated growth and other metrics, statements regarding the benefits of the Business Combination Agreement (“BCA”), which will result in a merger of the two companies (the “Business Combination”), and the anticipated timing of the completion of the Business Combination are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology.

These forward-looking statements regarding future events and the future results of IRRX and TSHII are based on current expectations, estimates, forecasts, and projections about the industry in which TSHII operates, as well as the beliefs and assumptions of IRRX’s management and TSHII’s management. These forward-looking statements are only predictions and are subject to known and unknown risks, uncertainties, assumptions and other factors beyond IRRX’s or TSHII’s control that are difficult to predict because they relate to events and depend on circumstances that will occur in the future. They are neither statements of historical fact nor promises or guarantees of future performance. Therefore, TSHII’s actual results may differ materially and adversely from those expressed or implied in any forward-looking statements and IRRX and TSHII therefore caution against relying on any of these forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by IRRX and its management, TSHII and its management, as the case may be, are inherently uncertain and are inherently subject to risks, variability and contingencies, many of which are beyond IRRX’s or TSHII’s control. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the BCA and any subsequent definitive agreements with respect to the Business Combination; (ii) the outcome of any legal proceedings that may be instituted against IRRX, TSHII, or others following the announcement of the Business Combination and any definitive agreements with respect thereto; (iii) the inability to complete the Business Combination due to the failure to obtain consents and approvals of the shareholders of IRRX, to obtain financing to complete the Business Combination or to satisfy other conditions to closing, or delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals required to complete the transactions contemplated by the BCA; (iv) changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination; (v) projections, estimates and forecasts of revenue and other financial and performance metrics, projections of market opportunity and expectations, and the estimated implied enterprise value of TSHII; (vi) TSHII’s ability to scale and grow its business, and the advantages and expected growth of TSHII; (vii) TSHII’s ability to source and retain talent, the cash position of TSHII following closing of the Business Combination; (viii) the ability to meet stock exchange listing standards in connection with, and following, the consummation of the Business Combination; (ix) the risk that the Business Combination disrupts current plans and operations of TSHII as a result of the announcement and consummation of the Business Combination; (x) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of TSHII to grow and manage growth profitably, maintain key relationships and retain its management and key employees; (xi) costs related to the Business Combination; (xii) changes in applicable laws, regulations, political and economic developments; (xiii) the possibility that TSHII may be adversely affected by other economic, business and/or competitive factors; (xiv) TSHII’s estimates of expenses and profitability; (xv) the failure to realize estimated shareholder redemptions, purchase price and other adjustments; and (xvi) other risks and uncertainties set forth in the filings by IRRX with the SEC. There may be additional risks that neither IRRX nor TSHII presently know or that IRRX and TSHII currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Any forward-looking statements made by or on behalf of IRRX or TSHII speak only as of the date they are made. None of IRRX or TSHII undertakes any obligation to update any forward-looking statements to reflect any changes in their respective expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based.

Additional Information About the Transaction and Where to Find It

This press release relates to the Business Combination between IRRX and TSHII and does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the Business Combination, the parties intend to file with the SEC the Registration Statement, which will include a preliminary proxy statement of IRRX and a preliminary prospectus of IRRX, and after the Registration Statement is declared effective, IRRX will mail a definitive proxy statement/prospectus relating to the Business Combination to its shareholders. This communication does not contain all the information that should be considered concerning the Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the Business Combination.

IRRX’S SHAREHOLDERS AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT/PROSPECTUS AND THE AMENDMENTS THERETO AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED IN CONNECTION WITH THE BUSINESS COMBINATION, AS THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT IRRX, TSHII AND THE BUSINESS COMBINATION.

After the Registration Statement is declared effective by the SEC, the definitive proxy statement/prospectus and other relevant materials for the Business Combination will be mailed to shareholders of IRRX as of a record date to be established for voting on the Business Combination. Shareholders will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to: IRRX Acquisition Corp., 400 W. Morse Boulevard, Suite 220, Winter Park, FL 32789.

Participants in the Solicitation

IRRX and its directors and executive officers may be deemed participants in the solicitation of proxies from IRRX’s shareholders with respect to the Business Combination. A list of the names of those directors and executive officers of IRRX is contained in IRRX’s Annual Report on Form 10-K filed with the SEC on April 17, 2024, which is available free of charge at the SEC’s website at www.sec.gov, or by directing a request to: IRRX Acquisition Corp., 400 W. Morse Boulevard, Suite 220, Winter Park, FL 32789. Additional information regarding the interests of such participants will be set forth in the Registration Statement when available.

TSHII and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of IRRX in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination will be included in the Registration Statement when available.

Non-Solicitation

This press release does not constitute, and should not be construed to be, a proxy statement or the solicitation of a proxy, solicitation of any vote or approval, consent or authorization with respect to any securities or in respect of the proposed Business Combination described herein and shall not constitute an offer to sell or a solicitation of an offer to buy any securities nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Contact: William Savery

wsavery@dhipgroup.com

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